UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SFBC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-2407464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11190 Biscayne Boulevard, Miami, FL 33181

(Address of Principal Executive Offices) (Zip Code)

1999 Stock Plan

(Full title of the plan)

Mr. Arnold Hantman

SFBC International, Inc.

11190 Biscayne Boulevard, Miami, FL 33181

(Name and address of agent for service)

(305) 895-0304

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	300,000	$35.20	$10,560,000	$1,242.92

______________

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low price of the registrant’s common stock as quoted on the Nasdaq National Market System on March 21, 2005.

ii

REGISTRATION OF ADDITIONAL SECURITIES

We are filing this Registration Statement on Form S-8 to register an additional 300,000 shares of common stock under our 1999 Stock Plan. The contents of the Registration Statement on Form S-8/A, file number 333-85270, which was filed on April 2, 2002 are incorporated by reference herein.

Item 8. Exhibits.

EXHIBIT NUMBER

ITEM

Exhibit 5

Legal Opinion

Exhibit 23.1

Consent of Grant Thornton LLP

Exhibit 23.2

Consent of Harris Cramer LLP1

1 Contained in legal opinion

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 23, 2005.

SFBC International, Inc.

By /s/ ARNOLD HANTMAN
Arnold Hantman
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ LISA KRINSKY, M.D.	Chairman of the Board of Directors	March 23, 2005
Lisa Krinsky, M.D.

/s/ ARNOLD HANTMAN	Director	March 23, 2005
Arnold Hantman

/s/ DAVID NATAN	Vice President of Finance	March 23, 2005
David Natan	(Principal Financial Officer)
and Chief Accounting Officer

/s/ JACK LEVINE	Director	March 23, 2005
Jack Levine

/s/ DR. LEONARD WEINSTEIN	Director	March 23, 2005
Dr. Leonard Weinstein

/s/ DAVID LUCKING	Director	March 23, 2005
David Lucking

EXHIBIT INDEX

EXHIBIT NUMBER

ITEM

Exhibit 5

Legal Opinion

Exhibit 23.1

Consent of Grant Thornton LLP

Exhibit 23.2

Consent of Harris Cramer LLP1

1 Contained in legal opinion